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                                 AMENDMENT NO. 1

                                       TO

          THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 28, 1999,

                                  BY AND AMONG

                 EBONLINEINC.COM, INC., CERX VENTURE CORPORATION
                            AND JOHN D. BRASHER, JR.

                             ----------------------

                  WHEREAS, the undersigned are parties to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 28, 1999, by and among EBonlineinc.com, Inc., CERX Venture Corporation and John D.
Brasher, Jr.;

                  NOW, THEREFORE, the parties hereto agree as of June ___, 1999, that the Merger Agreement is hereby amended as provided herein. Capitalized terms used herein but not defined have the meanings ascribed to such terms in the Merger Agreement.

                  Effective as of the date hereof, the Merger Agreement is amended by deleting Section 2.3 (c) in its entirety and inserting the following in its place:

 "(c)  Immediately  upon  consummation  of the  Merger on the  Closing  Date the directors shall become Martin A. Sumichrast, David Lavigne, John D. Brasher, Jr., and Johnny D. Brasher. Effective as of 12:01 a.m. on the date following the Closing Date, the directors shall become Martin A. Sumichrast, David Lavigne and Bruce Bertman, and John D. Brasher, Jr., and Johnny D. Brasher shall cease to be directors."



            [Signatures hereto are set forth on the following page.]



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                  IN WITNESS WHEREOF, the undersigned have duly executed or
caused to be executed by their respective duly authorized representative this Amendment No. 1 to the Merger Agreement as of the date first written above.



                                  EBONLINEINC.COM, INC.



                                  By:
                                      Name:
                                      Title:



                                  CERX VENTURE CORPORATION


                                  By:
                                      Name:
                                      Title:


                                  ---------------------------------
                                                John D. Brasher, Jr.